Exhibit 10.11

May 11, 2005

Ms. Brenda I. Morris

Chief Financial Officer

Zumiez Inc.

6300 Merrill Creek Center Parkway, Suite B

Everett, WA 98203-5862

This Letter serves as a Modification to the Business Loan Agreement dated May 29, 2003, as subsequently amended June 6, 2003, and September 30, 2004, (collectively referred to as “Agreements”) regarding a revolving line of credit (the “Loan”), executed by ZUMIEZ INC. (“Borrower”) and BANK OF AMERICA, N.A. (“Bank”). Terms used in this Modification and defined in the Agreements shall have the meaning given to such terms in the Agreements. For mutual consideration, Borrower and Bank agree to amend the Agreements as follows:

As referenced in Agreements, specifically:

Section 3.1: “Fees and Expenses”: Subsection “Fees”; Paragraph c) “Unused Commitment Fee”

All references to and requirements for Unused Commitment Fees, and as subsequently amended, are hereby withdrawn and terminated, effective the date herein.

Other Terms. Except as specifically amended by this Modification or any prior amendment, all other terms, conditions, and definitions of the Agreements, and all other documents, instruments, or agreements entered into with regard to the Loan, shall remain in full force and effect. Borrower warrants that the representations and warranties made by Borrower in the Agreements continue to be true and correct, except to the extent that such representations and warranties expressly relate to an earlier date.

DATED as of May 11, 2005

Bank:

BANK OF AMERICA, N.A.

By:	/s/ Curt G. Clausen
Curt G. Clausen, Senior Vice President